QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our reports, dated February 24, 2003 (except for Note J.3 as to which the date is March 6, 2003), accompanying the consolidated financial statements of Bradley Pharmaceuticals, Inc. and subsidiaries included in and or incorporated by reference in the Registration Statement on Form S-3, as amended (No. 333-110312), which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

GRANT THORNTON LLP

New York, New York
December 8, 2003

QuickLinks

  Exhibit 23.1